#09-02
News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE TO RECORD NON-CASH GOODWILL IMPAIRMENT CHARGE

-	CHARGE DUE TO DECLINE IN MARKET MULTIPLES; DOES NOT IMPACT OPERATIONS
-
EXCLUSIVE OF CHARGE, EXPECTS RECORD 2008 SALES AND EARNINGS; EXPECTS Q4 SALES UP 14%, EPS OF $0.47, WHICH INCLUDES ACQUISITION, INTEGRATION, TRANSITION, AND SEVERANCE COSTS OF $0.06 PER SHARE; Q4 EPS OF $0.53 EXCLUDING SUCH COSTS

-	Q4 FREE CASH FLOW APPROXIMATELY $58 MILLION
-	FOURTH QUARTER AND 2008 FINANCIAL RESULTS TO BE ISSUED FEBRUARY 2, 2009

WELLINGTON, FL, January 28, 2009 – B/E Aerospace, Inc. (Nasdaq: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables, announced today that it expects to record a fourth quarter non-cash, after-tax charge of approximately $300 million for impairment of goodwill, in accordance with Statement of Financial Accounting Standards 142 “Goodwill and Other Intangible Assets.”
The estimated impairment charge is primarily driven by adverse equity market conditions that caused a decrease in current market multiples and the company’s stock price as of December 31, 2008.  The charge is not expected to change the tax deductibility of the goodwill.
The fourth quarter and full year 2008 commentary in this release excludes the impact of the non-cash goodwill impairment charge. The company expects record 2008 revenues and operating earnings to increase in excess of 25 percent and 43 percent, respectively, to approximately $2.1 billion and $354 million, respectively, as compared with 2007.  Exclusive of the effects of the non-cash goodwill impairment charge, the company expects 2008 earnings per diluted share of approximately $2.12, an increase of more than 27 percent as compared to the prior year.  These aforementioned expected results include acquisition, integration and transition (AIT) costs, severance costs and debt prepayment costs of approximately $15 million or $0.10 per diluted share.
The company expects fourth quarter 2008 revenues and operating earnings to increase by approximately 14 percent and 34 percent, respectively, to approximately $527 million and $91 million, respectively, as compared with 2007.  Exclusive of the effects of the non-cash goodwill impairment charge, the company expects fourth quarter 2008 earnings per diluted share of approximately $0.47.  These aforementioned expected results include AIT and severance costs of approximately $8 million or $0.06 per diluted share.  Exclusive of the AIT and severance costs, adjusted net earnings per diluted share are expected to be $0.53, an increase of more than 15 percent from 2007.
The results reported in this release are subject to the finalization of the goodwill impairment charge that the company expects to complete in connection with the filing of its Annual Report on Form 10-K for the year ended December 31, 2008.
The company plans to issue its fourth quarter and 2008 full year financial results on Monday, February 2, 2009 and will webcast its earnings conference call at 9:00 a.m. EST Monday, February 2, 2009.  A live audio broadcast of the conference call, along with a supplemental presentation, will be available on the investor relations page of the company’s website at www.beaerospace.com.
Earnings per diluted share exclusive of the estimated goodwill impairment charge and other costs, and free cash flow are non-GAAP financial measures.  See “Reconciliation of Non-GAAP Financial Measures” in this press release for the information required by Regulation G under the Securities Exchange Act of 1934.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties.  B/E Aerospace’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those related to the expected benefits from the HCS acquisition, changes in market and industry conditions and those discussed in B/E Aerospace’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For more information, see the section entitled “Forward-Looking Statements” contained in B/E Aerospace’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, we do not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace, Inc.
B/E Aerospace, Inc. is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment.  The Company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services.  Products for the existing aircraft fleet - the aftermarket - generate about 60 percent of sales.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.

B/E Aerospace, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes the financial measures “adjusted net earnings” and “adjusted net earnings per diluted share,” which are “non-GAAP financial measures” as defined in Regulation G of the Securities and Exchange Act of 1934.  We define “adjusted net earnings” and “adjusted net earnings per diluted share” as estimated net earnings and estimated net earnings per diluted share reported under GAAP less the estimated goodwill impairment charge, acquisition, integration, and transition costs, severance costs, and debt prepayment costs (on an after tax basis).  The company uses adjusted net earnings and adjusted net earnings per diluted share to evaluate and assess the operational strength and performance of its business.  The company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the company’s operating performance that were not affected by the estimated goodwill impairment charge, debt prepayment costs, acquisition, integration and transition costs and severance costs.  These financial measures should not be viewed as a substitute for or superior to estimated net earnings or estimated net earnings per diluted share, the most comparable GAAP measures, as a measure of the company’s operating performance.

Estimated Goodwill Impairment Charge. The company expects to record a fourth-quarter non-cash after-tax charge of approximately $300.0 million for impairment of goodwill.

Acquisition, Integration and Transition Costs. For the fourth quarter of 2008 and for the full year 2008, the company incurred $6.1 million and $9.7 million, respectively, of acquisition, integration and transition costs resulting from the integration of the HCS business with our existing distribution business.

Severance costs associated with cost reduction actions. The company incurred $2.0 million of severance costs associated with cost reductions actions implemented during the fourth quarter of 2008.

Debt Prepayment Costs. In the third quarter of 2008, the company incurred $3.6 million of debt prepayment costs resulting from the prepayment of $150 million of bank term debt.

Pursuant to the requirements of Regulation G, the company is providing the following tables which reconcile estimated net earnings and net earnings per diluted share, the most directly comparable GAAP measures, to adjusted estimated net earnings and adjusted estimated net earnings per fully diluted share.

In addition, this release includes the financial measure “free cash flow,” which is also a non-GAAP financial measure.  We define “free cash flow” as estimated net cash flows provided by operating activities less capital expenditures.  The company uses free cash flow to provide investors with an additional perspective on the company’s cash flows provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does reflect an amount available for discretionary purposes.

B/E Aerospace, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Millions)

RECONCILIATION OF ADJUSTED NET EARNINGS BEFORE GOODWILL IMPAIRMENT CHARGE TO NET EARNINGS

	Quarter Ended	Year Ended
	December 31,	December 31,
	2008	2008
Adjusted net earnings before estimated goodwill impairment charge	$51.9	$210.8
Acquisition, integration and transition costs	(6.1)	(9.7)
Severance costs	(2.0)	(2.0)
Debt prepayment costs		(3.6)
Income taxes on debt prepayment costs and	2.6	5.1
acquisition, integration and transition costs
(using the effective tax rate of 31.5% for quarter and 33.6% for year)
Estimated net earnings before estimated goodwill impairment charge	46.4	200.6

Estimated pre-tax goodwill impairment charge	(390.0)	(390.0)

Income taxes on estimated goodwill impairment charge (using an effective
tax rate of 23.1%)	90.0	90.0

Estimated net loss	$(253.6)	$(99.4)

Adjusted net earnings per diluted share before estimated goodwill
impairment charge	$0.53	$2.22

Estimated net earnings per diluted share before estimated goodwill
impairment charge	$0.47	$2.12

Estimated net loss per diluted share	$(2.59)	$(1.05)

RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

Quarter Ended
December 31,
2008
Estimated net cash flows provided by operating activities	$69.5
Capital expenditures	(11.0)
Estimated free cash flow	$58.5